AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 31, 1997
                               REGISTRATION NO.  333-________
===============================================================================

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
                              __________

                               Form S-8
        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              __________

                   OREGON METALLURGICAL CORPORATION
        (Exact name of registrant as specified in its charter)
                 OREGON                       93-0448167
     (State or other jurisdiction of       (I.R.S. Employer
     incorporation or organization)       Identification No.)

          530 34TH AVENUE, S.W.
             ALBANY, OREGON                      97321
(Address of Principal Executive Offices)      (Zip Code)

   OREGON METALLURGICAL CORPORATION 1996 EMPLOYEE STOCK OPTION PLAN
                       (Full title of the plan)
                               __________

                            Dennis P. Kelly
                        Vice President, Finance
                   Oregon Metallurgical Corporation
                         530 34th Avenue, S.W.
                         Albany, Oregon  97321
                (Name and address of agent for service)
                            (541) 967-9000
     (Telephone number, including area code, of agent for service)
                              Copies to:
                      Carmen M. Calzacorta, Esq.
                       Gregory W. Mallory, Esq.
                   Schwabe, Williamson & Wyatt, P.C.
           1211 S.W. Fifth Avenue, 18th Floor, Pacwest Center
                 Portland, Oregon 97204 (503) 222-9981

                    CALCULATION OF REGISTRATION FEE
                                     Proposed        Proposed
                                      maximum         maximum      Amount of
 Title of securities  Amount to be offering price    aggregate    registration
  to be registered     registered    per unit     offering price       fee
_______________________________________________________________________________
 Common stock, $1.00
      par value        252,000(2)     $30.25       $7,623,000(1)    $2,310.00

     (1) Calculated solely for purposes of this offering under Rule 457(h) as follows: 252,000 shares at the proposed maximum offering price of $30.25, based upon the price at which the options may be exercised.
     (2) This Registration Statement covers, in addition, to the number of shares of Common Stock stated above, such indeterminate amount of interests to be offered or sold pursuant to the plan described herein and such indeterminate number of shares of Common Stock as may be granted under the plan by reason of the adjustment provisions thereof.
_______________________________________________________________________________
      This Registration Statement Includes a Total of 24 Pages.
                      Exhibit Index on Page 8.
_______________________________________________________________________________

                                PART I
         INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The following documents listed under this Part 1 and the documents incorporated by reference under Item 3 of Part II to this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

ITEM 1. PLAN INFORMATION.

     The Prospectus for the Oregon Metallurgical Corporation 1996 Employee Stock Option Plan.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     The written statement required to be provided to participants pursuant to this Item is set forth in the prospectus referenced in Item 1 above.

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                                PART II
          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Oregon Metallurgical Corporation (the "Registrant") files this Registration Statement with the Securities and Exchange Commission ("Commission") on Form S-8 to register a total of 252,000 shares of the Registrant's Common Stock for issuance pursuant to the Registrant's 1996 Employee Stock Option Plan.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Registrant incorporates by reference into this Registration Statement the following documents previously filed with, or furnished to, the
Commission:

          (a) The Registrant's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report on Form 10-K referred to in (a) above.

          (c) The description of the class of securities that is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant or a plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Oregon Business Corporation Act (the "OBCA") permits a corporation to include in its articles of incorporation a provision limiting or eliminating personal liability of a director to the corporation and its shareholders for monetary damages for conduct as a director, except for (a) any

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breach of the director's duty of loyalty to the corporation or its shareholders; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) any unlawful distribution; and (d) any transaction from which the director derived an improper personal benefit. The OBCA permits indemnification of officers and directors of the Registrant under certain conditions and subject to certain limitations. Section 60.411 of the OBCA also provides that a corporation has the power to purchase and maintain insurance on behalf of an individual against any liability asserted against or incurred by the individual who is or was a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, even if the corporation had no power to indemnify the individual against such liability under the provisions of Sections 60.391 or 60.394.

     Article VII of the Articles of Incorporation, as restated and amended, of the Registrant provides as follows:

          A. The Corporation shall have the power to indemnify to the fullest extent not prohibited by law any person who is made or threatened to be made a party to, witness in, or otherwise involved in, any action, suit or proceeding, whether civil, criminal, administrative, investigative, legislative, formal or informal, internal or external or otherwise (including an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation, or serves or served at the request of the Corporation as a director, officer, employee or agent or as a fiduciary of an employee benefit plan, or another corporation, partnership, joint venture, trust, or other enterprise. Any indemnification provided pursuant to this Article shall not be exclusive of any rights to which the persons indemnified may otherwise be entitled under any articles of incorporation, bylaw, agreement, statute, policy of insurance, vote of shareholders or Board of Directors, or otherwise, which exists at or subsequent to the time such person incurs or becomes subject to such liability and expense.

          B. To the fullest extent not prohibited by law, no director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director. No amendment or repeal of this Article, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article, nor a change in the law, shall adversely affect any right or protection that is based upon this Paragraph B and pertains to conduct that occurred prior to the time of such amendment, repeal, adoption or change. No change in the law shall reduce or eliminate the rights and protections set forth in this Paragraph B unless the change in the law specifically requires such reduction or elimination. If the Oregon Business Corporation Act is amended after this Article becomes effective to authorize corporate action further eliminating or limiting the personal liability of directors of the Corporation, then the liability of directors of the Corporation shall be eliminated or limited to the fullest extent not prohibited by the Oregon Business Corporation Act as so amended.

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     Article XXVIII of the Registrant's Bylaws provides for indemnification of the Registrant's officers and directors to the fullest extent not prohibited by law. Article XXVIII, Section 8 of the Registrant's Bylaws provides that Registrant may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to Article XXVIII upon approval by the Board of Directors of Registrant.

     Messrs. Bezar, Cusic, Pate, Leonard, Carter and Collins have entered into indemnity agreements with the Company relating to their positions as directors of the Company. The agreements provide generally that the Company will indemnify the party thereto for liability arising from third-party proceedings, for proceedings by or in the right of the Company and otherwise to the fullest extent not prohibited by law, subject to certain exclusions.

     The Company maintains liability insurance for directors and officers of the Company acting within their legally defined capacities. The insurance coverage is on a "claims made" basis.

ITEM 7. EXEMPTIONS FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8. EXHIBITS.

Exhibit Number           Description of Exhibit
______________           ______________________

     4              Specimen Common Stock Certificate (filed previously).
     5.1            Opinion of Schwabe, Williamson & Wyatt, P.C. (and Consent).
     10             Oregon Metallurgical Corporation 1996 Employee Stock
                    Option Plan.
     23.1           Consent of Independent Public Accountants - Coopers &
                    Lybrand, L.L.P.
     23.2           Consent of Schwabe, Williamson & Wyatt, P.C. is contained
                    in Exhibit 5.1.
     24             Powers of Attorney of directors and officers of the
                    Registrant are included on page II-5.


ITEM 9. UNDERTAKINGS.

     A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided
                                            ________, however, that clauses
(1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-

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effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     D. The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

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


                              SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany, State of Oregon, on January 17, 1997.


                                   OREGON METALLURGICAL CORPORATION


                                   By   /s/ Carlos E. Aguirre
                                        _____________________________________
                                        Carlos E. Aguirre, President,
                                        Chief Executive Officer & Director

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Carlos E. Aguirre and Dennis P. Kelly his true and lawful attorney-in-fact and agent, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent with full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Dennis P. Kelly
_______________________________    January 17, 1997    Vice President, Finance
Dennis P. Kelly                                        (Principal Financial
                                                       Officer and Principal
                                                       Accounting Officer)

                                                       BOARD OF DIRECTORS

/s/ Carlos E. Aguirre
_______________________________    January 17, 1997   President, Chief
Carlos E. Aguirre                                      Executive Officer &
                                                       Director (Principal
                                                       Executive Officer)

/s/ Howard T. Cusic
_______________________________    January 20, 1997   Chairman, Board of
Howard T. Cusic                                        Directors

/s/ Gilbert E. Bezar
_______________________________    January 22, 1997   Director
Gilbert E. Bezar

/s/ Thomas B. Boklund
_______________________________    January 21, 1997   Director
Thomas B. Boklund

/s/ Roger V. Carter
_______________________________    January 21, 1997   Director
Roger V. Carter

/s/ Nicholas P. Collins
_______________________________    January 27, 1997   Director
Nicholas P. Collins

/s/ David H. Leonard
_______________________________    January 18, 1997   Director
David H. Leonard

/s/ James S. Paddock
_______________________________    January 23, 1997   Director
James S. Paddock

_______________________________    January ___, 1997   Director
James R. Pate

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                             EXHIBIT INDEX
                             _____________


Exhibit Number   Description of Exhibit                  Sequential Page Number
______________   ______________________                  ______________________

     4           Specimen Common Stock Certificate
                 (filed previously).
     5.1         Opinion of Schwabe, Williamson & Wyatt,
                 P.C. (and Consent).
     10          Oregon Metallurgical Corporation 1996
                 Employee Stock
                 Option Plan.
     23.1        Consent of Independent Public Accountants -
                 Coopers & Lybrand, L.L.P.
     23.2 Consent of Schwabe, Williamson & Wyatt, P.C. is contained in Exhibit 5.1.
     24 Powers of Attorney of directors and officers of the Registrant are included on page II-5.

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